UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 25, 2014, Mattress Firm, Inc., a wholly-owned subsidiary of Mattress Firm Holding Corp., entered into a Master Retailer Agreement, effective January 1, 2014, with Tempur-Pedic North America, LLC. The Master Retailer Agreement sets forth the general terms relating to, among other things, payment, indemnification, warranties and delivery applicable to purchases of products by Mattress Firm, Inc. from Tempur-Pedic North America, LLC. The Master Retailer Agreement will continue until terminated by either party in accordance with its terms, which may be at will. The Master Retailer Agreement provides for the establishment of annual merchandising programs during the term that will provide for co-operative advertising funds, volume-based incentives and other terms mutually agreed upon by the parties in respect of the applicable year.

The foregoing description of the Master Retailer Agreement is qualified in its entirety by reference to the full text of the Master Retailer Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02                   Results of Operations and Financial Condition.

On December 1, 2014, the Company announced financial results for the fiscal 2014 third quarter (13 weeks) ended October 28, 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)	Exhibits

10.1 Master Retailer Agreement effective January 1, 2014, by and among Mattress Firm, Inc. and Tempur-Pedic North America, LLC.

99.1 Press Release dated December 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: December 1, 2014	By:	/s/ Alex Weiss
Alex Weiss
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Master Retailer Agreement effective January 1, 2014, by and among Mattress Firm, Inc. and Tempur-Pedic North America, LLC.

99.1	Press Release dated December 1, 2014.